UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 24, 2015

FIRST SOUTH BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

VIRGINIA	0-22219	56-1999749
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1311 Carolina Avenue, Washington, North Carolina	27889
(Address of principal executive offices)	(Zip Code)

(252) 946-4178

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Effective September 24, 2015, the board of directors of First South Bancorp, Inc. (the “Company”), amended the Company’s bylaws to provide that, unless the Company consents in writing to another forum, the sole and exclusive forum for certain types of legal actions brought against or on behalf of the Company must be a state court located within the City of Raleigh in Wake County, North Carolina or the United States District Court for the Eastern District of North Carolina. Furthermore, such actions filed in any North Carolina state court will be subject to designation or assignment to the North Carolina Business Court. This summary of the material provisions of the amendment is qualified in its entirety by reference to Article XII of the Company’s amended bylaws, a copy of which is filed as Exhibit 3.2 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description of Exhibit

3.2	Bylaws of First South Bancorp, Inc., as amended September 24, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

First South Bancorp, Inc.
(Registrant)

Date: September 25, 2015	By:	/s/ Scott C. McLean
Scott C. McLean
Executive Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.2	Bylaws of First South Bancorp, Inc., as amended September 24, 2015